UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. 1)

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LATTICE SEMICONDUCTOR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Amendment to Proxy Statement for

2023 Annual Meeting of Stockholders

To Be Held on May 5, 2023

Explanatory Note

This proxy statement amendment, dated April 17, 2023 (this “Amendment”), amends and supplements the Proxy Statement of Lattice Semiconductor Corporation (the “Company”) dated March 23, 2023 (the “Proxy Statement”), which the Company previously made available to its stockholders in connection with the solicitation of proxies by the Company’s board of directors (the “Board”) for use at the Company’s 2023 annual meeting of stockholders, and at any adjournment or postponement thereof (the “2023 Annual Meeting”).

The sole purpose of this Amendment is to clarify certain matters with respect to Proposal One and clarify and amend certain matters with respect to Proposal Five to be acted on at the 2023 Annual Meeting. To the extent information in this Amendment differs from or updates information contained in the Proxy Statement, then the information in this Amendment is more current and supersedes the different information contained in the Proxy Statement. THIS AMENDMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This Amendment does not change the proposals to be acted on at the 2023 Annual Meeting or the recommendation of the Board with respect to any proposals. Except as specifically amended and supplemented by the information contained in this Amendment, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

PROPOSAL ONE: ELECTION OF DIRECTORS

As described in the Proxy Statement, the Board and the Nominating and Governance Committee believe that diversity, including ethnic and racial diversity, is important to assure that the Board is representative of the Company’s investors, employees, and the communities where the Company operates. This belief is reflected in the Board’s composition and racial, ethnic and gender diversity over the last six years as shown in the chart below and remains a focus of the Board and the Nominating and Governance Committee. To further this objective and consistent with the Company’s strong corporate governance, the Board commits to appointing a racially and ethnically diverse director within one year.

The Company further commits to continuing to build and maintain a diverse Board that has a broad set of skills and experiences that can be leveraged for the benefit of the Company’s business. As reflected in the Company’s Corporate Governance Policies, the Board assesses numerous factors for Board candidates, such as character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the Board and skills that are complementary to the Board, an understanding of Lattice’s business, an understanding of the responsibilities that are required of a member of the Board, other time commitments, diversity with respect to professional background, education, race, ethnicity, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience. The Board believes this selection process results in a Board that represents the balanced, best interests of the stockholders as a whole.

The commitments set forth above are consistent with the Company’s record of outstanding corporate governance practices, which include, but are not limited to, Board and Board Chair independence, annual election of all directors, Board refreshment policies, stock ownership guidelines, over-boarding limitations, annual Board and Committee assessments, and authorization to retain independent advisors.

This Amendment also modifies the Board Diversity Matrix set forth in Proposal 1 to reflect the correct information as of January 1, 2023.

Board Diversity Matrix (as of January 1, 2023)

Total Number of Directors			8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	—	—
Part II: Demographic Background
African American or Black
Alaskan Native or Native
American
Asian	1
Hispanic or Latinx
Native Hawaiian or
Pacific Islander
White	2	5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose
Demographic
Background

PROPOSAL FIVE:    APPROVAL OF THE 2023 EQUITY INCENTIVE PLAN AND THE NUMBER OF SHARES FOR ISSUANCE UNDER THE 2023 EQUITY INCENTIVE PLAN

The Company wishes to expand its disclosure in Proposal Five to reiterate that the shares of our common stock (“Shares”) that were available for grant and issuance under the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) will not become available for grant and issuance under the 2023 Equity Incentive Plan (the “2023 Plan”) if the 2023 Plan is approved by the Company’s stockholders. To clarify certain matters described in the Proxy Statement:

•

As of March 10, 2023 there were 3,427,743 Shares available for grant and issuance under the 2013 Plan and 337,223 Shares available for grant and issuance under the 2011 Non-Employee Director Equity Incentive Plan. There were no Shares available for grant and issuance under any other Company equity incentive plans.

•

As of March 10, 2023, there were 2,958,650 full value Shares subject to outstanding equity awards granted under the 2013 Plan and there were 76,426 full value Shares subject to outstanding equity awards under the 2011 Non-Employee Director Equity Incentive Plan. There were no other outstanding equity awards under any other equity plans.

•

Subsequent to March 10, 2023, awards covering 6,343 Shares were granted under the 2013 Plan. The Company commits that no additional awards will be granted under the 2013 Plan up through the date of the 2023 Annual Meeting. If the 2023 Plan is approved at the 2023 Annual Meeting, no additional awards will be granted under the 2013 Plan.

•	Proposal 5 is being amended to clarify that:

•

the 12,000,000 Share request for the 2023 Plan will be reduced by the number of Shares subject to awards granted under the 2013 Plan after March 10, 2023 that remain outstanding as of the 2023 Annual Meeting. Subsequent to March 10, 2023, full value awards covering 6,343 Shares were granted under the 2013 Plan and no additional awards will be granted under the 2013 Plan before the 2023 Annual Meeting; and

•

that any Shares used for payment of an exercise price or to satisfy tax withholding obligations, in each case, with respect to awards granted under the 2013 Plan will not become available for grant and issuance under the 2023 Plan.

•

In connection with Proposal 5, this Amendment includes an updated version of the applicable portion of the 2023 Plan contained in Appendix A to the Proxy Statement to reflect the amended Proposal 5 described in the bullet above. Section 3(a) of the 2023 Plan in Appendix A of the Proxy Statement is amended and restated in its entirety as set forth below:

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) twelve million (12,000,000) Shares, minus (ii) six thousand three hundred and forty-three (6,343) Shares representing the number of Shares subject to awards granted under the 2013 Incentive Plan, as amended (the “2013 Plan”) after March 10, 2023, plus (iii) any Shares subject to awards granted under the 2013 Plan, as amended, that, on or after the date stockholders initially approve the Plan, expire or otherwise terminate without having been exercised or issued in full, or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the Plan pursuant to clause (iii) equal to two million nine hundred fifty-eight thousand six hundred and fifty (2,958,650) Shares. In addition, Shares may become available for issuance under the Plan pursuant to Section 3(b). The Shares may be authorized, but unissued, or reacquired Common Stock. If the Committee grants Substituted Awards in substitution for equity awards outstanding under a plan maintained by an entity acquired by or consolidated with the Company, the grant of those Substituted Awards will not decrease the number of Shares available for issuance under the Plan.